                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BP Amoco p.l.c. of our report dated February 24, 1998 relating to the financial statements of Amoco Corporation appearing in the December 31, 1999 Annual Report on Form 20-F of BP Amoco p.l.c.

PricewaterhouseCoopers LLP
Chicago, IL
April 17, 2000